Exhibit 5

BLACKROCK OPEN-END FUNDS

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AGREEMENT dated as of July 1, 2019 by and between each of the investment companies listed on Exhibit A attached hereto, as such Exhibit may be amended from time to time (each, a “Fund,” and collectively, the “Funds”) severally and not jointly, and BLACKROCK INVESTMENTS, LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, each Fund is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the boards of directors or trustees of certain Funds (each being referred to herein as a “Board of Directors”, and each director or trustee, a “Director”) are authorized to establish separate series relating to separate portfolios of securities, and the Boards of Directors of certain Funds have established and designated multiple series of certain Funds (each such separate series are also referred to herein as a “Fund”); and

WHEREAS, each Fund may offer one or more separate classes of shares of common stock or beneficial interest (the “Shares”); and

WHEREAS, each Fund desires to retain the Distributor as its distributor to provide for the sale and distribution of each class and series of Shares in each of the Funds’ investment portfolios as listed on Appendix A (as such Appendix A may, from time to time, be supplemented or amended), and the Distributor is willing to render such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth and intending to be legally bound, the parties hereto agree as follows:

1.	Appointment of Distributor.

Each Fund hereby appoints the Distributor as distributor of each class and series of Shares in each of the Funds on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services and assume the duties set forth in Section 2 below. In the event that a Fund establishes additional classes or series other than the classes and series listed on Appendix A with respect to which it desires to retain the Distributor to act as distributor hereunder, such Fund shall notify the Distributor, whereupon such Appendix A shall be supplemented (or amended) and such series shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds (except to the extent that said provisions may be modified in writing by the applicable Fund and Distributor at the time).

2.	Services and Duties.

The Distributor covenants as follows with respect to its services and duties:

a.    The Distributor agrees to sell, as agent, from time to time during the term of this Agreement, Shares upon the terms and at the current offering price as described in the applicable Fund’s current prospectus (“Prospectus”) and statement of additional information included in such Fund’s registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”) (each a “Registration Statement”). The Distributor shall use its best efforts to sell Shares of each class or series of each of the Funds but shall not be obligated to sell any certain number of Shares.

b.    The Distributor shall have the right to enter into agreements with financial intermediaries of its choice for the sale of Shares; provided, however, that the Distributor shall periodically inform the Directors of the nature and substance of such agreements. The Distributor will act only on its own behalf as principal in making agreements with financial intermediaries. No broker-dealer or other financial intermediary which enters into a selling or servicing agreement with the Distributor shall be authorized to act as agent for the Funds in connection with the offering and sale of Shares to the public or otherwise, except to the extent the Distributor appoints a broker-dealer or other financial intermediary as agent for the Funds or the Distributor for the limited purpose of accepting purchase, exchange and redemption orders from such intermediary’s customers. With respect to financial intermediaries who are subject to requirements of the Financial Industry Regulatory Authority (“FINRA”), the Distributor shall offer and sell Shares only through such financial intermediaries who are members in good standing of FINRA and who agree to abide by the applicable rules of FINRA, as amended from time to time.

c.     The Distributor shall use its best efforts in all respects to comply with federal and state laws applicable to the sale of the Shares and the applicable rules of FINRA.

d.    The Distributor shall prepare or review, provide advice with respect to, and file with the federal and state agencies or other organizations as required by federal, state, or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for each of the Funds and any class or series thereof.

e.    In performing all of its services and duties as Distributor, the Distributor will act in conformity with the applicable Fund’s charter, by-laws, Registration Statements and resolutions and other instructions of the applicable Fund’s Boards of Directors.

f.    Each Fund shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of such Fund at any time permitted by the 1940 Act or the rules and regulations of the Securities and Exchange Commission (the “Commission”).

g.    Each Fund reserves the right to reject any order for Shares.

h.    If the Prospectus or Plan (as defined in Section 3) of any Fund contemplates the payment of advance concessions to broker-dealers, retirement plan administrators or others by the Distributor with respect to any class of shares, unless expressly agreed otherwise in writing between the parties, all such payments shall be made by the Distributor; provided, however, that Distributor’s obligation to pay the advance concessions at any particular point in time is contingent upon there existing at such time, with respect to such advances, a financing arrangement between Distributor and a financier, which is reasonably satisfactory to the Distributor and does not require the Distributor to incur debt.

3.    Payments Relating to Distribution Plans. Payments by a Fund relating to any distribution plan within the meaning of Rule 12b-1 under the 1940 Act (a “Plan”) adopted by the Fund’s Board of Directors may be payable to the Distributor or its assignees, all in accordance with the terms and conditions of such Plan.

4.	Payments of Sales Charges.

Any front-end sales charges or deferred sales charges payable in connection with purchases Shares, shall be payable to the Distributor or its assignees, all in accordance with the Fund’s Prospectus.

5.	Payment of Expenses.

a.    Each Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required Registration Statements and/or Prospectuses and statements of additional information under the 1933 Act and the 1940 Act and all amendments and supplements thereto (including but not limited to the expense of typesetting any such documents) and in connection with the printing and mailing of the Prospectus to current shareholders, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of typesetting any such reports or proxy materials).

b.    After the Prospectuses, statements of additional information and annual and interim reports have been prepared, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof, which are to be used in connection with the offering of Shares to financial intermediaries or eligible investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by financial intermediaries in connection with the offering of the Shares for sale to eligible investors and any expenses of advertising incurred by the Distributor in connection with such offering. It is understood and agreed that so long as any Plan pursuant to Rule 12b-1 under the 1940 Act with respect to a particular class of Shares of a Fund remains in effect, any expenses incurred by the Distributor hereunder in connection with distribution and/or account maintenance activities for such class of Shares, as applicable, may be paid from amounts recovered by it from the Fund under such Plan.

c.    Each Fund shall bear the cost and expenses of qualification of its Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Funds and the Distributor and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification.

6.	Limitation of Liability.

The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

7.	Proprietary and Confidential Information.

a.    The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the applicable Fund all records and other information relative to the Fund and its series and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the applicable Fund, which approval shall not be unreasonably withheld and shall not be required where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the applicable Fund.

b.    Notwithstanding anything in this Agreement to the contrary, each party hereto agrees that: (i) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement, and (ii) with respect to such information, each party will comply with Regulation S-P and the Act, as applicable, and will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

8.	Compensation.

a.    Each Fund acknowledges that the Distributor may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

b.    Each Fund hereby represents and warrants to the Distributor that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Distributor or to the adviser or sponsor or another affiliate of the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up-front payments, signing payments or periodic payments relating to this Agreement have been fully disclosed to the Board of Directors of such Fund and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

9.	Contents of Registration Statement and Indemnification.

a.    Each Fund represents and warrants to the Distributor that the Registration Statement and the Prospectuses at all times will contain all statements required by the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act and the Rules of the Commission, will in all material respects conform to the applicable requirements of the 1933 Act, the 1940 Act and the Rules of the Commission, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section 9 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the applicable Fund by or on behalf of the Distributor expressly for use in the Registration Statement or Prospectuses.

b.    Each Fund severally shall indemnify and hold harmless the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that a Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement or the Prospectus with respect to such Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor specifically for inclusion therein or arising out of the failure of the Distributor to deliver a current Prospectus.

c.    Each Fund on behalf of each Series thereof shall not indemnify any person pursuant to this Section 9 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement (“disabling conduct”) or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the Directors of the Fund who are neither “interested parties” (as defined in the 1940 Act) nor parties to the proceeding, or by independent legal counsel in a written opinion.

d.    The Distributor will indemnify and hold harmless each Fund and each of its series and its several officers and Directors, and any person who controls a Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and Directors by or on behalf of the Distributor specifically for inclusion therein, and will reimburse the Fund and its several officers, Directors and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

e.    The obligations of each Fund under this Section 9 shall be the several (and not joint or joint and several) obligation of each Fund.

f.    This Section 9 shall survive any termination of this Agreement.

10.	Duration and Termination.

This Agreement shall become effective upon its execution as of the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year for each Fund, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Fund’s Board of Directors who are not parties to this Agreement or “interested persons” of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund’s Board of Directors or by vote of a “majority of the outstanding voting securities” of the Fund; provided, however, that this Agreement may be terminated by a Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors of such Fund or by a vote of a “majority of the outstanding voting securities” of such Fund on 60 days’ written notice to the Distributor, or by the Distributor at any time with respect to a Fund, without the payment of any penalty, on 90 days’ written notice to such Fund. This Agreement will automatically and immediately terminate in the event of its “assignment.” (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings as such terms have in the 1940 Act.)

11.	Amendment of this Agreement.

This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors or by the vote of a majority of outstanding voting securities of the applicable Fund and (ii) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

12.	Notices.

Notices of any kind to be given to a Fund hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Fund at 40 East 52nd Street, New York, NY 10022, Attention: General Counsel, or at such other address or to such individual as shall be so specified by the Fund to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Fund shall be in writing and shall be duly given if mailed or delivered to BlackRock Investments, Inc., 301 Bellevue Parkway, Wilmington, DE 19809, Attention: President, or at such other address or to such other individual as shall be so specified by the Distributor to the Funds.

13.	Anti-Money Laundering.

Both the Distributor and each Fund represents and warrants that it has established and maintains, and will continue to maintain and operate, an anti-money laundering program and/or procedures(the “AML Program”) that is reasonably designed to prevent and detect money laundering activities and to comply with all applicable laws, rules and regulations including all applicable provisions of the Bank Secrecy Act and the USA PATRIOT Act of 2001, as well as the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). Each Fund agrees to provide the Distributor with such information as it may reasonably request, including, but not limited to, the filling out for questionnaires, attestations and other documents, to enable the Distributor to fulfill its obligations under applicable laws, rules and regulations including all applicable provisions of the Bank Secrecy Act and the USA PATRIOT Act of 2001, as well as the regulations administered by OFAC.

14.	Personal Liability.

The Declaration of Trust establishing each Fund that is organized as a Massachusetts business trust, together with all amendments thereto (the “Declaration”), which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of a Fund shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim or otherwise in connection with the affairs of a Fund, but the trust property only shall be liable.

15.	Governing Law.

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

16.	Miscellaneous.

a.    The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

b.    Each Fund will provide such information and documentation as the Distributor may reasonably request in connection with services provided by the Distributor to such Fund.

17.	Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

**********************

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

EACH OF THE INVESTMENT COMPANIES LISTED ON EXHIBIT A ATTACHED HERETO

By:
Name:
Title:

BLACKROCK INVESTMENTS, LLC

By:
Name:
Title:

EXHIBIT A

BlackRock Advantage Global Fund, Inc.
BlackRock Advantage U.S. Total Market Fund, Inc.
BlackRock Allocation Target Shares
BATS: Series A Portfolio
BATS: Series C Portfolio
BATS: Series E Portfolio
BATS: Series M Portfolio
BATS: Series P Portfolio
BATS: Series S Portfolio
BlackRock Asian Dragon Fund, Inc.
BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Bond Fund, Inc.
BlackRock Total Return Fund
BlackRock California Municipal Series Trust
BlackRock California Municipal Opportunities Fund
BlackRock Capital Appreciation Fund, Inc.
BlackRock Emerging Markets Fund, Inc.
BlackRock Equity Dividend Fund
BlackRock ETF Trust
BlackRock U.S. Equity Factor Rotation ETF
BlackRock EuroFund
BlackRock Financial Institutions Series Trust
BlackRock Summit Cash Reserves Fund
BlackRock Focus Growth Fund, Inc.
BlackRock FundsSM
BlackRock Advantage Emerging Markets Fund
BlackRock Advantage International Fund
BlackRock Advantage Large Cap Growth Fund
BlackRock Advantage Small Cap Core Fund
BlackRock Advantage Small Cap Growth Fund
BlackRock All-Cap Energy & Resources Portfolio
BlackRock China A Opportunities Fund
BlackRock Commodity Strategies Fund
BlackRock Emerging Markets Equity Strategies Fund
BlackRock Energy & Resources Portfolio
BlackRock Exchange Portfolio
BlackRock Global Long/Short Equity Fund
BlackRock Health Sciences Opportunities Portfolio
BlackRock High Equity Income Fund
BlackRock Impact U.S. Equity Fund
BlackRock International Dividend Fund
BlackRock Liquid Environmentally Aware Fund
BlackRock Mid-Cap Growth Equity Portfolio
BlackRock Money Market Portfolio
BlackRock Real Estate Securities Fund
BlackRock Short Obligations Fund
BlackRock Tactical Opportunities Fund
BlackRock Technology Opportunities Fund
BlackRock Total Emerging Markets Fund

BlackRock Total Factor Fund
iShares Developed Real Estate Index Fund
iShares Edge MSCI Min Vol EAFE Index Fund
iShares Edge MSCI Min Vol USA Index Fund
iShares Edge MSCI Multifactor Intl Index Fund
iShares Edge MSCI Multifactor USA Index Fund
iShares MSCI Developed World Index Fund
iShares Municipal Bond Index Fund
iShares Russell Mid-Cap Index Fund
iShares Russell Small/Mid-Cap Index Fund
iShares Short-Term TIPS Bond Index Fund
iShares Total U.S. Stock Market Index Fund
BlackRock Funds II
BlackRock 20/80 Target Allocation Fund
BlackRock 40/60 Target Allocation Fund
BlackRock 60/40 Target Allocation Fund
BlackRock 80/20 Target Allocation Fund
BlackRock Dynamic High Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock LifePath® Smart Beta Retirement Fund
BlackRock LifePath® Smart Beta 2020 Fund
BlackRock LifePath® Smart Beta 2025 Fund
BlackRock LifePath® Smart Beta 2030 Fund
BlackRock LifePath® Smart Beta 2035 Fund
BlackRock LifePath® Smart Beta 2040 Fund
BlackRock LifePath® Smart Beta 2045 Fund
BlackRock LifePath® Smart Beta 2050 Fund
BlackRock LifePath® Smart Beta 2055 Fund
BlackRock LifePath® Smart Beta 2060 Fund
BlackRock LifePath® Smart Beta 2065 Fund
BlackRock Managed Income Fund
BlackRock Multi-Asset Income Portfolio
BlackRock Funds III
BlackRock Active Stock Fund
BlackRock Cash Funds: Institutional
BlackRock Cash Funds: Treasury
BlackRock LifePath® Dynamic Retirement Fund
BlackRock LifePath® Dynamic 2020 Fund
BlackRock LifePath® Dynamic 2025 Fund
BlackRock LifePath® Dynamic 2030 Fund
BlackRock LifePath® Dynamic 2035 Fund
BlackRock LifePath® Dynamic 2040 Fund
BlackRock LifePath® Dynamic 2045 Fund
BlackRock LifePath® Dynamic 2050 Fund
BlackRock LifePath® Dynamic 2055 Fund
BlackRock LifePath® Dynamic 2060 Fund
BlackRock LifePath® Dynamic 2065 Fund
BlackRock LifePath® Index Retirement Fund
BlackRock LifePath® Index 2020 Fund
BlackRock LifePath® Index 2025 Fund
BlackRock LifePath® Index 2030 Fund
BlackRock LifePath® Index 2035 Fund
BlackRock LifePath® Index 2040 Fund

BlackRock LifePath® Index 2045 Fund
BlackRock LifePath® Index 2050 Fund
BlackRock LifePath® Index 2055 Fund
BlackRock LifePath® Index 2060 Fund
BlackRock LifePath® Index 2065 Fund
iShares MSCI Total International Index Fund
iShares Russell 1000 Large-Cap Index Fund
iShares S&P 500 Index Fund
iShares U.S. Aggregate Bond Index Fund
BlackRock Funds IV
BlackRock Global Long/Short Credit Fund
BlackRock Impact Bond Fund
BlackRock Systematic Multi-Strategy Fund
BlackRock Funds V
BlackRock Core Bond Portfolio
BlackRock Credit Strategies Income Fund
BlackRock Emerging Markets Bond Fund
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio
BlackRock Floating Rate Income Portfolio
BlackRock GNMA Portfolio
BlackRock High Yield Bond Portfolio
BlackRock Inflation Protected Bond Portfolio
BlackRock Low Duration Bond Portfolio
BlackRock Strategic Income Opportunities Portfolio
BlackRock U.S. Government Bond Portfolio
BlackRock Funds VI
BlackRock CoreAlpha Bond Fund
BlackRock Global Allocation Fund, Inc.
BlackRock Index Funds, Inc.
iShares MSCI EAFE International Index Fund iShares Russell 2000 Small-Cap Index Fund
BlackRock Large Cap Series Funds, Inc.
BlackRock Advantage Large Cap Core Fund
BlackRock Advantage Large Cap Value Fund
BlackRock Event Driven Equity Fund
BlackRock Large Cap Focus Growth Fund
BlackRock Latin America Fund, Inc.
BlackRock Liquidity Funds
California Money Fund
Federal Trust Fund
FedFund
MuniCash
MuniFund
New York Money Fund
TempCash
TempFund
T-Fund
Treasury Trust Fund
BlackRock Long-Horizon Equity Fund
BlackRock Mid Cap Dividend Series, Inc.
Mid Cap Dividend Fund
BlackRock Multi-State Municipal Series Trust
BlackRock New Jersey Municipal Bond Fund

BlackRock New York Municipal Opportunities Fund
BlackRock Pennsylvania Municipal Bond Fund
BlackRock Municipal Bond Fund, Inc.
BlackRock High Yield Municipal Fund
BlackRock National Municipal Fund
BlackRock Short-Term Municipal Fund
BlackRock Municipal Series Trust
BlackRock Strategic Municipal Opportunities Fund
BlackRock Natural Resources Trust
BlackRock Series, Inc.
BlackRock International Fund
BlackRock Strategic Global Bond Fund, Inc.
FDP Series, Inc.
FDP BlackRock Capital Appreciation Fund
FDP BlackRock Equity Dividend Fund
FDP BlackRock International Fund
FDP Series II, Inc.
FDP BlackRock CoreAlpha Bond Fund
Funds For Institutions Series
BlackRock Premier Government Institutional Fund
BlackRock Select Treasury Strategies Institutional Fund
BlackRock Treasury Strategies Institutional Fund
FFI Government Fund
FFI Treasury Fund
Managed Account Series
BlackRock GA Disciplined Volatility Equity Fund
BlackRock GA Enhanced Equity Fund
Managed Account Series II
BlackRock U.S. Mortgage Portfolio
Ready Assets Government Liquidity Fund
Ready Assets U.S. Treasury Money Fund
Retirement Series Trust
Retirement Reserves Money Fund

A-4